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                                                           Exhibit (e)(4)(xxxix)
                                                           ---------------------

                      SENSORMATIC ELECTRONICS CORPORATION

                           1999 STOCK INCENTIVE PLAN
                           -------------------------

                      As amended through November 17, 2000

          1.  Purpose.  The purpose of the 1999 Stock Incentive Plan (the
              -------
"Plan") is to aid the Company in attracting, retaining and motivating officers, key employees and directors by providing them with incentives for making significant contributions to the growth and profitability of the Company. The Plan is designed to accomplish this goal by offering stock options and other incentive awards, thereby providing Participants with a proprietary interest in the growth, profitability and success of the Company.

          2.  Definitions.
              -----------

          (a)  Award.  Any form of stock option, stock appreciation right,
               -----
stock or cash award granted under the Plan, whether granted singly, in combination or in tandem, pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives, and in accordance with the terms and conditions, of the Plan.

          (b)  Award Agreement.  An agreement between the Company and a
               ---------------
Participant setting forth the terms, conditions and limitations applicable to an Award.

          (c)  Board.  The Board of Directors of Sensormatic Electronics
               -----
Corporation.

          (d)  Code.  The Internal Revenue Code of 1986, as amended from time
               ----
to time.

          (e)  Committee.  Such committee of the Board as may be designated
               ---------
from time to time by the Board to administer the Plan or any subplan under the Plan. Any such committee shall consist of not less than two members of the Board who are not officers or employees of the Company.

          (f)  Company.  Sensormatic Electronics Corporation and its direct and
               -------
indirect subsidiaries.

          (g)  Exchange Act.  The Securities Exchange Act of 1934, as amended.
               ------------

          (h)  1989 Plan.  The Company's 1989 Stock Incentive Plan, as amended.
               ---------

          (i)  1995 Plan.  The Company's 1995 Stock Incentive Plan, as amended.
               ---------

          (j)  Fair Market Value.  If the Stock is listed on the New York Stock
               -----------------
Exchange (or other national exchange), the average of the high and low sale prices as reported on the New York Stock Exchange (or such other exchange) or, if the Stock is not listed on a national exchange, the average of the high and low sale prices of the Stock in the over-the-
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counter market, as reported by the National Association of Securities Dealers through its Automated Quotation System or otherwise, in either case for the date in question, provided that if no transactions in the Stock are reported for that date, the average of the high and low sale prices as so reported for the preceding day on which transactions in the Stock were effected.

          (k)  Participant.  An officer, director or employee of the Company to
               -----------
 whom an Award has been granted.

          (l)  Sensormatic.  Sensormatic Electronics Corporation.
               -----------

          (m)  Stock.  Authorized and issued or unissued shares of Common Stock
               -----
 of Sensormatic or any security issued in exchange or substitution therefor.

          3.  Eligibility.  Only officers, key employees, and directors who are
              -----------
also officers or employees of the Company or who have been designated by the Board as eligible to receive Awards are eligible to receive Awards under the Plan. Key employees are those employees who hold positions of responsibility or whose performance, in the judgment of the Committee, can have a significant effect on the growth and profitability of the Company.

          4.  Stock Available for Awards.  Subject to Section 15 hereof, a total
              --------------------------
of 7,050,000 shares of Stock, plus such additional number of shares as becomes available under the 1995 Plan and the 1989 Plan by reason of the forfeiture of awards granted thereunder or their cancellation or expiration without exercise (other than in connection with a repricing of options by an exchange to that effect, unless the holders of a majority of the shares of Stock voting on such matter approve such repricing), shall be available for issuance pursuant to Awards granted under the Plan, provided, however, that the aggregate number of
                               --------  -------
shares of Stock subject to options and upon which stock appreciation rights are based pursuant to Awards hereunder shall not exceed 1,500,000 for any Participant during any three consecutive fiscal-year periods beginning on or after July 1, 1998. From time to time, the Board and appropriate officers of Sensormatic shall file such documents with governmental authorities and, if the Stock is listed on the New York Stock Exchange (or other national exchange), with such stock exchange, as are required to make shares of Stock available for issuance pursuant to Awards and publicly tradeable. Shares of Stock related to Awards, or portions of Awards, that are forfeited, canceled or terminated, expire unexercised, are surrendered in exchange for other Awards, or are settled in cash in lieu of Stock or in any other manner such that all or some of the shares of Stock covered by an Award are not and will not be issued to a Participant, shall be restored to the total number of shares of Stock available for issuance pursuant to Awards, unless such Awards, or portions thereof, are cancelled in connection with an exchange for options issued at a lower price or the holders of a majority of the shares of Stock voting on such matter approve such exchange.

          5.  Administration.
              --------------

          (a)  General.  The Plan shall be administered by the Committee, which
               -------
shall have full and exclusive power to (i) authorize and grant Awards to persons eligible to receive Awards under the Plan; (ii) establish the terms, conditions and limitations of each Award or class of Awards, including terms, conditions and limitations governing the extent (if any) to which the Award may be assigned or transferred, provided that, Awards shall not be assignable or

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transferable to any person who is not at the time of transfer a member of the
Participant's immediate family or to any entity that is not established for the benefit of, or wholly-owned by, the Participant or a member or members of the Participant's immediate family; (iii) construe and interpret the Plan and all Award Agreements; (iv) grant waivers of Plan restrictions; (v) adopt and amend such rules, procedures, regulations and guidelines for carrying out the Plan as it may deem necessary or desirable; and (vi) take any other action necessary for the proper operation and administration of the Plan, all of which powers shall be exercised in a manner consistent with the objectives, and in accordance with the terms and conditions, of the Plan. The Committee's powers shall include, but shall not be limited to, the authority to (A) adopt such subplans as may be necessary or appropriate (1) to provide for the authorization and granting of Awards to promote specific goals or for the benefit of specific classes of Participants, (2) to provide for grants of Awards by means of formulae, standardized criteria or otherwise, or (3) for any other purposes as are consistent with the objectives of the Plan, and to segregate shares of Stock available for issuance under the Plan generally as being available specifically for the purposes of one or more subplans, and (B) subject to Section 11 hereof, adopt modifications, amendments, rules, procedures, regulations, subplans and the like as may be necessary or appropriate (1) to comply with provisions of the laws of other countries in which the Company may operate in order to assure the effectiveness of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws, (2) to effect the continuation, acceleration or modification of Awards under certain circumstances, including events which might constitute a Change in Control (as set forth in Section 7 hereof) of Sensormatic, or (3) for any other purposes as are consistent with the objectives of the Plan. All such modifications, amendments, rules, procedures, regulations and subplans shall be deemed to be a part of the Plan as if stated herein.

          (b)  Committee Actions.  All actions of the Committee with respect to
               -----------------
the Plan shall require the vote of a majority of its members or, if there are only two members, by the vote of both. Any action of the Committee may be taken by a written instrument signed by a majority (or both members) of the Committee, and any action so taken shall be as effective as if it had been taken by a vote at a meeting. All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of the Plan and any Award Agreement, shall be conclusive and binding on all Participants and on any parties validly claiming through any Participants.

          6.  Delegation of Authority.  The Committee may delegate to the Chief
              -----------------------
Executive Officer of Sensormatic and to other executive officers of the Company certain of its administrative duties under the Plan, pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate its authority with respect to (a) the selection of eligible persons as Participants in the Plan, (b) the granting or timing of Awards, (c) establishing the amount, terms and conditions of any such Award, (d) interpreting the Plan, any subplan or any Award Agreement or (e) amending or otherwise modifying the terms or provisions of the Plan, any subplan or any Award Agreement.

          7.  Awards.  Subject to Section 4 hereof, the Committee shall
              ------
determine the types and timing of Awards to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include, but are not limited to, those listed below in this Section 7. Awards may be granted

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singly, in combination or in tandem, or in substitution for Awards previously granted under the Plan. Awards may also be made in combination or in tandem with, in substitution for, or as alternatives to, grants or rights under any other benefit plan of the Company, including any such plan of any entity acquired by, or merged with or into, the Company. Any such Awards made in substitution for, or as alternatives to, grants or rights under a benefit plan of an entity acquired by, or merged with or into, the Company in order to give effect to the transaction shall be deemed to be issued in accordance with the terms and conditions of the Plan. Awards shall be effected through Award Agreements executed by the Company in such forms as are approved by the Committee from time to time.

          All or part of any Award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which conditions may include, without limitation, achievement of specific business objectives, increases in specified indices, attainment of growth rates and other measurements of Company performance.

          The Committee may determine to make any or all of the following
Awards:

          (a)  Stock options.  A grant of a right to purchase a specified
               -------------
number of shares of Stock at an exercise price not less than 100% of the Fair Market Value of the Stock on the date of grant, during a specified period, all as determined by the Committee. Without limitation, a stock option may be in the form of (i) an incentive stock option which, in addition to being subject to such terms, conditions and limitations as are established by the Committee, complies with Section 422 of the Code, provided that, no more than 2,500,000 shares of Stock in the aggregate may be subject to options granted hereunder as incentive stock options, or (ii) a non-qualified stock option subject to such terms, conditions and limitations as are established by the Committee.

          (b)  Stock Appreciation Rights.  A right to receive a payment, in cash
               -------------------------
or Stock, equal to the excess of the Fair Market Value (or other specified valuation) of a specified number of shares of Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value (or other specified valuation) on the date of grant of the SAR, except that if an SAR is granted in tandem with a stock option, valuations on the grant and exercise dates shall be no less than as determined on the basis of Fair Market Value. The eventual amount, vesting or issuance of an SAR may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Committee.

          (c)  Stock Awards.  An Award made in Stock or denominated in units of
               ------------
Stock. The eventual amount, vesting or issuance of a Stock Award may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Committee. Stock Awards may be based on Fair Market Value or another specified valuation.

          (d)  Cash Awards.  An Award made or denominated in cash.  The
               -----------
eventual amount of a cash Award may be subject to future service, performance standards and such other restrictions and conditions as may be established by the Committee.

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          Dividend equivalency rights, on a current or deferred basis, may be extended to and be made part of any Award denominated in whole or in part in Stock or units of Stock, subject to such terms, conditions and restrictions as the Committee may establish.

          Notwithstanding the provisions of the paragraphs of this Section 7, Awards may be subject to acceleration of exercisability or vesting in the event of a Change in Control of Sensormatic (i) as set forth in agreements between Sensormatic and certain of its officers, directors and key employees which provide for certain protections and benefits in the event of a change in control (as defined in such agreements) or (ii) as may otherwise be determined by the Committee under and in accordance with the terms and conditions of the Plan. "Change in Control" for purposes of the Plan shall mean a change in control of Sensormatic under such circumstances as shall be specified by (x) the Committee or (y) where applicable to any Awards granted under the Plan by such agreements between Sensormatic and a Participant as (1) may have been entered into prior to the effective date of the Plan or (2) shall be entered into after the effective date of the Plan with, to the extent such an agreement is applicable to an Award, the approval of the Committee. A "Change in Control" may, without limitation, be deemed to have occurred if (A) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act occurs; (B) any "person" or "group" of persons (as the terms "person" and "group" are used in Section 13(d) and 14(d) of the Exchange Act and the rules thereunder) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company; (C) the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any other corporation or entity, unless the stockholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, (1) if the Company is the surviving corporation in such transaction, 60% or more of the combined voting power of the Company's outstanding voting securities as well as 60% or more of the total market value of the Company's outstanding equity securities,
(2) if the Company is not the surviving corporation, 80% or more of the combined voting power of the surviving entity's outstanding voting securities as well as 80% or more of the total market value of such entity's outstanding equity securities, or (3) in the case of a division, 80% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 80% or more of the total market value of each such entity's outstanding equity securities, in each case in substantially the same proportion as such stockholders owned shares of the Company prior to such transaction; (D) the Company adopts a plan of complete liquidation or winding-up of the Company;
(E) the stockholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or (F) a change of more than 25% in the composition of the Board occurs within a two-year period unless such change was approved in advance by at least two-thirds of the previous directors.

          8.  Payment under Awards.  Payment by the Company pursuant to Awards
              --------------------
may be made in the form of cash, Stock or combinations thereof and may be subject to such restrictions as the Committee determines, including, in the case of Stock, restrictions on transfer and forfeiture provisions. Stock subject to transfer restrictions or forfeiture provisions is referred to herein as "Restricted Stock". The Committee may provide for payments to be deferred, such future payments to be made in installments or by lump-sum payment. The Committee may

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permit selected Participants to elect to defer payments of some or all types of
Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code.

          The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and of dividend equivalencies on deferred payments to be made in Stock or units of Stock.

          At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards, or for awards made under any other benefit plan of the Company, of the same or different type.

          9.  Stock Option Exercise.  The price at which shares of Stock may be
              ---------------------
purchased upon exercise of a stock option shall be paid in full, or arrangements acceptable to the Committee for payment in full shall be made, at the time of the exercise, in cash or, if permitted by the Committee, by (a) tendering Stock or surrendering another Award, including Restricted Stock, or an option or other award granted under another benefit plan of the Company, in each case valued at, or on the basis of, Fair Market Value on the date of exercise, (b) delivery of a promissory note issued by a Participant to the Company pursuant to the terms and conditions of the Company's Stock Purchase Loan Plan or otherwise as determined by the Committee, or (c) any other means acceptable to the Committee. The Committee shall determine acceptable methods for tendering Stock or surrendering other Awards or grants and may impose such conditions on the use of Stock or other Awards or grants to exercise a stock option as it deems appropriate. If shares of Restricted Stock are tendered as consideration for the exercise of a stock option, the Committee may require that the number of shares issued upon exercise of the stock option equal to the number of shares of Restricted Stock used as consideration therefor be subject to the same restrictions as the Restricted Stock so surrendered and any other restrictions as may be imposed by the Committee. The Committee may also permit Participants to exercise stock options and simultaneously sell some or all of the shares of Stock so acquired pursuant to a brokerage or similar arrangement which provides for the payment of the exercise price substantially concurrently with the delivery of such shares.

          10.  Tax Withholding.  The Company shall have the right to deduct
               ---------------
applicable taxes from any Award payment or shares of Stock receivable under an Award and to withhold an appropriate number of shares of Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations. In addition, the Committee may permit Participants to elect to (a) have the Company deduct applicable taxes resulting from any Award payment to, or exercise of an Award by, such Participant by withholding an appropriate number of shares of Stock for payment of tax obligations or (b) tender to the Company for the purpose of satisfying tax payment obligations other Stock held by the Participant. If the Company withholds shares of Stock to satisfy tax payment obligations, the value of such Stock in general shall be its Fair Market Value on the date of the Award payment or the date of exercise of an Award, as the case may be. If a Participant tenders shares of Stock pursuant to clause (b) above to satisfy tax payment obligations, the value of such Stock shall be the Fair Market Value on the date the Participant tenders such Stock to the Company.

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          11.  Amendment, Modification, Suspension or Termination of the Plan.
               --------------------------------------------------------------
The Board may amend, modify, suspend or terminate the Plan, or adopt subplans under the Plan, (a) for the purpose of meeting or addressing any changes in any applicable tax, securities or other laws, rules or regulations or (b) for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the stockholders to (i) increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for any increase resulting from adjustments pursuant to Section 15 hereof), (ii) increase the aggregate number of shares that may be issued to any individual Participant pursuant to options, or which are used as a basis of SARs granted under the Plan, (iii) modify materially the requirements as to eligibility for participation in the Plan, or (iv) permit the repricing of options issued hereunder by amendment or by exchange of options at a lower price for options previously issued at a higher exercise price (unless such higher priced options are extinguished and the shares subject thereto are no longer available for issuance pursuant to grants under the Plan). Further, the Plan may not be amended in a manner that would alter, impair, amend, modify, suspend or terminate any rights of a Participant or obligation of the Company under any Awards theretofore granted, in any manner adverse to any such affected Participant, without the consent of such affected Participant.

          12.  Termination of Employment - Awards In General.  Except as
               ---------------------------------------------
otherwise set forth in an applicable Award Agreement or determined by the Committee, as otherwise provided in this Section 12, or as otherwise provided in
Section 13 hereof with respect to stock options granted on or after August 14, 2000, if a Participant's employment or association with the Company terminates, all unexercised, deferred and unpaid Awards (or portions of Awards) shall be canceled immediately.

          (a)  Retirement, Resignation or Other Termination.  In the event of
               --------------------------------------------
the Participant's retirement or resignation, or for any other reason (other than the Participant's death or disability), the Committee may, under circumstances in which it deems an exception from the provisions of this Section 12 to be appropriate to carry out the objectives of the Plan and to be consistent with the best interests of the Company, permit Awards to continue in effect and be exercisable or payable beyond the date of such termination, up until the expiration date specified in the applicable Award Agreement and otherwise in accordance with the terms of the applicable Award Agreement, and may accelerate the exercisability or vesting of any Award, in either case, in whole or in part.

          (b)  Death or Disability.
               -------------------

               (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), within which to exercise any outstanding Award held by the Participant, as may be specified in the Award Agreement or as may otherwise be determined by the Committee. All rights in respect of any such outstanding Awards shall pass in the following order:
     (A) to beneficiaries so designated in writing by the Participant; or if none, then (B) to the legal representative of the Participant; or if none, then (C) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be exercised or paid at such times and in such manner as if the Participant

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     were living, except as otherwise provided in the applicable Award Agreement or as determined by the Committee.

          (ii) If a Participant ceases to be employed or associated with the Company because the Participant is deemed by the Company to be disabled, outstanding Awards held by the Participant may be paid to or exercised by the Participant, if legally competent, or by a committee or other legally designated guardian or representative if the Participant is legally incompetent, for a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), following the termination of his employment or association with the Company, as may be specified in the Award Agreement or as may otherwise be determined by the Committee.

          (iii) After the death or disability of a Participant, the Committee may at any time (A) terminate restrictions with respect to Awards held by the Participant, (B) accelerate the vesting or exercisability of any or all installments and rights of the Participant in respect of Awards held by the Participant and (C) instruct the Company to pay the total of any accelerated payments under the Awards in a lump sum to the Participant or to the Participant's estate, beneficiaries or representatives, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

          (iv) In the event of uncertainty as to the interpretation of, or controversies concerning this Section 12 (b), the Committee's determinations shall be binding and conclusive on all Participants and any parties validly claiming through them.

          13.  Termination of Employment - Stock Options.  Notwithstanding
               -----------------------------------------
anything to the contrary in this Plan, and except as otherwise set forth in an applicable Award Agreement or as otherwise determined by the Committee, the following provisions in this Section 13 shall apply to Awards for stock options granted on or after August 14, 2000:

          (a)  Involuntary Termination.  If a Participant's employment or
               -----------------------
association with the Company or any of its direct or indirect subsidiaries terminates by reason of involuntary termination of employment with the Company or any of its direct or indirect subsidiaries, other than for cause or by reason of the Participant's death or disability (as defined below), a senior executive officer (as defined below) will have twelve (12) months, all other executive officers (as defined below) will have one hundred eighty (180) days, and all other employees will have ninety (90) days, from the date of termination to exercise a stock option to the extent that the stock option shall have been exercisable at the date of termination of employment; provided that no such extended exercisability period shall extend beyond the termination date of the stock option, if earlier. For the purposes of this Section 13, a Participant shall be deemed by the Company to be "disabled" and to have a "disability" if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than one year. The Participant shall not be considered to have a disability unless the Participant or the Participant's representative furnishes proof of the

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existence of such disability in such form and manner, and at such times, as may be required by the Committee, and unless such proof shall be satisfactory to the Committee. The determination by the Committee with respect to the existence of such disability shall be conclusive and binding upon the Participant and any parties claiming through the Participant. For the purpose of the foregoing, (a) "senior executive officer" shall mean the President of the Company, the Chairman of the Board (if a corporate officer) of the Company or an Executive Vice President or Senior Vice President of the Company and (b) "executive officer" shall mean a Vice President of the Company, or an officer of the Company in a position equivalent to a Vice President of the Company, appointed in each case to such position by the Board of Directors.

          (b)  Involuntary Termination for Cause.  If a Participant's (whether
               ---------------------------------
the Participant is a senior executive officer, executive officer, or other employee) employment or association with the Company or any of its direct or indirect subsidiaries terminates by reason of cause, a stock option awarded to such Participant shall terminate immediately upon such termination of employment.

          (c)  Voluntary Termination.  If a Participant's (whether the
               ---------------------
Participant is a senior executive officer, executive officer, or other employee) employment or association with the Company or any of its direct or indirect subsidiaries terminates by reason of voluntary termination by the Participant of employment with the Company or any of its direct or indirect subsidiaries, the Participant shall have thirty (30) days from the date of termination (but such period shall not extend beyond the termination date of the stock option, if earlier) to exercise a stock option awarded to such Participant to the extent that the stock option shall have been exercisable at the date of termination of employment.

          (d)  Retirement.  If a Participant retires from the Company or any of
               ----------
its direct or indirect subsidiaries upon reaching the age of 62 or thereafter, the Participant shall be entitled to exercise a stock option awarded to such Participant to the extent that the stock option shall have been exercisable on the date of retirement for a period up to and including the termination date of the stock option, but there will be no additional vesting of the stock option beyond the retirement date.

          (e)  Death or Disability.  The provisions of Section 12(b) hereof
               -------------------
shall also apply to Awards for stock options granted on or after August 14, 2000; provided that the terms "disability" or "disabled" shall have the meanings
      --------
set forth in Section 13(a) hereof.

          (f) In the event of uncertainty as to the interpretation of, or controversies concerning this Section 13, the Committee's determinations shall be binding and conclusive on all Participants and any parties validly claiming through them.

          14.  Nonassignability.
               ----------------

          (a) Except as the Committee may expressly provide otherwise in or with respect to an Award Agreement, in each case in accordance with paragraph
(a)(ii) of Section 5 hereof, and except as provided in Sections 12 and 13 hereof and paragraph (b) of this Section 14, no Award or any other benefit under the Plan, or any right with respect thereto, shall be

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assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it is granted.

          (b) If a Participant's employment or association with the Company terminates in order for such Participant to assume a position with a governmental, charitable or educational agency or institution, and the Participant retains Awards pursuant to paragraph (a) of Section 12 hereof or paragraphs (a), (c) or (d) of Section 13 hereof, the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including, without limitation, the trustee of a "blind" trust), acceptable to the applicable authorities, the Participant and the Committee, to act on behalf of the Participant with respect to such Awards.

          15.  Adjustments.  In the event of any change in the outstanding Stock
               -----------
by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan,
(ii) available for options or other Awards and available for issuance pursuant to options, or upon which SARs may be based, for individual Participants and
(iii) covered by outstanding Awards denominated in Stock or units of Stock; (b) the prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options or other awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options or Awards for previously issued options or awards or an assumption of previously issued stock options or awards.

          16.  Notice.  Any written notice to Sensormatic required by any of the
               ------
provisions of the Plan shall be addressed to the Committee, c/o the Secretary of Sensormatic, and shall become effective when received by the Secretary.

          17.  Unfunded Plan.  Insofar as the Plan provides for Awards of cash
               -------------
or Stock, the Plan shall be unfunded unless and until the Board or the Committee otherwise determines. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. Unless the Board otherwise determines, (a) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan; (b) any liability of the Company to any Participant with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and an Award Agreement;
(c) no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company; and (d) neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by or pursuant to the Plan.

          18.  Payments to Trust.  Notwithstanding the provisions of Section 17
               -----------------
hereof, the Board or the Committee may cause to be established one or more trust agreements pursuant to which the Committee may make payments of cash, or deposit shares of Stock, due or to become due under the Plan to Participants.

          19.  No Right to Employment.  Neither the adoption of the Plan nor the
               ----------------------
granting of any Award shall confer on any Participant any right to continued employment or association with the Company or in any way interfere with the Company's right to terminate the employment or association of any Participant at any time, with or without cause, and without liability therefor. Awards, payments and other benefits received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

          20.  Governing Law.  The Plan and all determinations made and actions
               -------------
taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.

          21.  Effective and Termination Dates.  The Plan, and any amendment
               -------------------------------
hereof requiring stockholder approval, shall become effective as of the date of its approval by the stockholders of Sensormatic by the affirmative vote of a majority of the votes cast at a stockholders' meeting at which the approval of the Plan (or any such amendment) is considered, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal. The Plan shall terminate ten years after its initial effective date, subject to earlier termination by the Board pursuant to Section 11 hereof, except as to Awards then outstanding.

                      SENSORMATIC ELECTRONICS CORPORATION

                           NON-QUALIFIED STOCK OPTION

          For valuable consideration, receipt of which is hereby acknowledged, SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby grants to ____________________________________________, who resides at
____________________________________________ (the "Optionee"), a non-qualified stock option ("Option"), subject to the terms and conditions hereof, to purchase from the Company an aggregate of ____________ shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), at the price of $_________ per share (the "Option Price"), such option to be exercisable in installments as set forth below on or before the close of business on the day preceding the tenth anniversary of the date hereof (the "Termination Date").

          This Option may be exercised as to one-third of the shares of Common Stock subject hereto on or after the first anniversary of the date hereof, as to an additional one-third of such shares on or after the second anniversary of the date hereof, and as to the remaining one-third of such shares, on or after the third anniversary of the date hereof.

          This Option is granted pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") and is subject to the terms and conditions thereof. The Plan is administered by the Company's Compensation Committee (the "Committee"). All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of this Option and of the Plan, shall be conclusive and binding on the Optionee and any parties claiming through the Optionee.

          The right of the Optionee to purchase shares subject to any installment may be exercised in whole at any time or in part from time to time after the accrual of such respective installment and prior to the Termination Date, and while the Optionee is employed by or associated with the Company or a direct or indirect subsidiary thereof and such period, if any, after cessation of such employment or association, as is specified herein. This Option may be exercised only with respect to full shares.

          Subject to the provisions of this Option, this Option may be exercised by written notice (the "Notice") to the Company stating the number of shares of Common Stock with respect to which it is being exercised. The Notice shall be accompanied by the Optionee's payment in full of the Option Price for each of the shares to be purchased by the Optionee, such payment to be made by (a) certified or bank cashier's check payable to the order of the Company or (b) any other means or arrangements acceptable to the Committee.

          As soon as practicable after receipt of the Notice and payment, and subject to the next two paragraphs, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver or cause to be delivered to the Optionee a certificate or certificates for the shares of Common Stock so purchased. Such delivery shall be made (a) at the offices of the Company at 951 Yamato Road, Boca Raton, Florida 33431, (b) at such other place as may be mutually acceptable to the Company and the Optionee, or (c) at the election of the Company, by


10 Year Agreement
certified mail addressed to the Optionee at (i) the Optionee's address shown in the records of the Company or (ii) the location at which the Optionee is employed by the Company.

          The Company and its plan administrator shall have the right to withhold an appropriate number of shares of Common Stock (based on the fair market value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company or its plan administrator to satisfy all tax withholding obligations.

          The Company or its plan administrator may postpone the time of delivery of certificate(s) for shares of Common Stock for such additional time as the Company or its plan administrator shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Common Stock may be listed, or the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.

          The issuance of the shares of Common Stock subject hereto and issuable upon the exercise of this Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of the Company's counsel, required to comply with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the certificate(s) representing such shares shall, if it is deemed advisable by the Company's counsel, bear a legend to such effect.

          If, upon tender of delivery of the number of shares of Common Stock specified in the Notice, the Optionee fails to accept delivery of and pay, or have made arrangements, satisfactory to the Committee, for payment, for all or any part thereof, the Optionee's right to exercise this Option with respect to such unaccepted and unpaid for shares may be terminated by the Company.

          During the Optionee's lifetime, this Option shall be exercisable only by the Optionee (except as otherwise provided below), and neither this Option nor any right hereunder shall be assignable or transferable otherwise than by will or the laws of descent and distribution (as provided below), or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Optionee, and it shall become null and void.

          Subject to the terms of the Plan, if, prior to the Termination Date, the Optionee ceases to be employed by or associated with the Company or any of its direct or indirect subsidiaries, otherwise than by reason of the Optionee's death or disability (as defined below), as set forth below, then this Option shall be exercisable as follows:

          (i) in the case of involuntary termination of employment with the Company or any of its direct or indirect subsidiaries, other than for cause or by reason of Optionee's death or disability (as defined below), Optionee will have ninety (90) days from the date of termination (or such other applicable period as may be specified in the Plan) to exercise this Option to the extent that this Option shall have been exercisable at the date of termination of employment; provided that no such extended exercisability period shall extend beyond the Termination Date, if earlier;

          (ii) in the case of termination of employment with the Company or any of its direct or indirect subsidiaries for cause, this Option shall terminate immediately upon such termination of employment;

          (iii) in the case of voluntary termination by Optionee of employment with the Company or any of its direct or indirect subsidiaries, Optionee shall have thirty (30) days from the date of termination (but such period shall not extend beyond the Termination Date of this Option, if earlier) to exercise this Option to the extent that this Option shall have been exercisable at the date of termination of employment; and

          (iv) if Optionee retires from the Company or any of its direct or indirect subsidiaries upon reaching the age of 62 or thereafter, Optionee shall be entitled to exercise this Option to the extent that this Option shall have been exercisable on the date of retirement for a period up to and including the Termination Date, but there will be no additional vesting of this Option beyond the retirement date.

          In the event of the Optionee's death prior to the Termination Date, and while the Optionee is employed by or associated with the Company or a direct or indirect subsidiary thereof, this Option shall immediately become fully exercisable and may be exercised within one year after the date of the Optionee's death by the person(s) to whom the right passes pursuant to the following sentence, but in no event may this Option be exercised later than the Termination Date. All rights with respect to this Option, including the right to exercise it, shall pass in the following order: (a) to such person(s) as the Optionee may designate in a writing duly delivered to the Company (in the form available from the Company for such purpose), or, in the absence of such a designation, then (b) to the Optionee's estate (the Option to be exercised by the legal representative).

          In the event that the Optionee, prior to the Termination Date, ceases to be employed by or associated with the Company or a direct or indirect subsidiary thereof because the Optionee is deemed by the Company to be disabled, this Option shall immediately become fully exercisable and may be exercised by the Optionee, if legally competent, or by a committee or other legally designated guardian or representative if the Optionee is legally incompetent, within one year after the date the Optionee ceases to be employed by or associated with the Company or a direct or indirect subsidiary thereof as a result of such disability, but in no event may this Option be exercised later than the Termination Date. For purposes of this Option, the Optionee shall be deemed by the Company to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than one year. The Optionee shall not be considered to be disabled unless the Optionee or the Optionee's representative furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Committee, and unless such proof shall be satisfactory to the Committee. The determination by the Committee with respect to the existence of such disability shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

          In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally the number of shares of Common Stock covered by this Option and the Option Price thereof. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may authorize the assumption of this Option or the substitution of a new stock option for this Option, whether or not in a transaction to which
Section 424(a) of the Internal Revenue Code of 1986, as amended from time to time, applies. The judgment of the Committee with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

          Neither the Optionee nor any person or persons entitled to exercise the Optionee's rights under this Option in accordance herewith shall have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to this Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of this Option as provided herein.

          Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 951 Yamato Road, Boca Raton, Florida 33431, attention of the Committee, c/o the Company's Secretary, and shall become effective when received by the Secretary. All notices to the Optionee or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address shown in the records of the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.

          Neither the adoption of the Plan nor the granting of this Option confers on the Optionee any right to continued employment by or association with the Company (or any of its direct or indirect subsidiaries) or in any way interferes with or alters the Company's (and its direct and indirect subsidiaries') right to terminate such employment or association at any time, with or without cause, and without liability therefor. This Option shall not be deemed a part of the Optionee's regular, recurring compensation, if any, for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

          This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.

          IN WITNESS WHEREOF, SENSORMATIC ELECTRONICS CORPORATION has caused this Option to be executed by its officers, thereunto duly authorized, as of the ____ day of ____________, 20__.

                                         SENSORMATIC ELECTRONICS CORPORATION



                                         By:
                                            ------------------------------
                                            Per-Olof Loof
                                            President and Chief Executive
                                            Officer


ATTEST:



______________________________
  Karen Weintraub
  Manager Corporate Compensation

                      SENSORMATIC ELECTRONICS CORPORATION

                           NON-QUALIFIED STOCK OPTION

          For valuable consideration, receipt of which is hereby acknowledged, SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby grants to ____________________________________________, who resides at
____________________________________________ (the "Optionee"), a non-qualified stock option ("Option"), subject to the terms and conditions hereof, to purchase from the Company an aggregate of ____________ shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), at the price of $_________ per share (the "Option Price"), such option to be exercisable in installments as set forth below on or before the close of business on the day preceding the fifth anniversary of the date hereof (the "Termination Date").

          This Option may be exercised as to one-third of the shares of Common Stock subject hereto on or after the first anniversary of the date hereof, as to an additional one-third of such shares on or after the second anniversary of the date hereof, and as to the remaining one-third of such shares, on or after the third anniversary of the date hereof.

          This Option is granted pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") and is subject to the terms and conditions thereof. The Plan is administered by the Company's Compensation Committee (the "Committee"). All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of this Option and of the Plan, shall be conclusive and binding on the Optionee and any parties claiming through the Optionee.

          The right of the Optionee to purchase shares subject to any installment may be exercised in whole at any time or in part from time to time after the accrual of such respective installment and prior to the Termination Date, and while the Optionee is employed by the



5 Year Agreement

Company or a direct or indirect subsidiary thereof and such period, if any, after cessation of such employment or association, as is specified herein. This Option may be exercised only with respect to full shares.

          Subject to the provisions of this Option, this Option may be exercised by written notice (the "Notice") to the Company stating the number of shares of Common Stock with respect to which it is being exercised. The Notice shall be accompanied by the Optionee's payment in full of the Option Price for each of the shares to be purchased by the Optionee, such payment to be made by (a) certified or bank cashier's check payable to the order of the Company or (b) any other means or arrangements acceptable to the Committee.

          As soon as practicable after receipt of the Notice and payment, and subject to the next two paragraphs, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver or cause to be delivered to the Optionee a certificate or certificates for the shares of Common Stock so purchased. Such delivery shall be made (a) at the offices of the Company at 951 Yamato Road, Boca Raton, Florida 33431, (b) at such other place as may be mutually acceptable to the Company and the Optionee, or (c) at the election of the Company, by certified mail addressed to the Optionee at (i) the Optionee's address shown in the records of the Company or (ii) the location at which the Optionee is employed by the Company.

          The Company and its plan administrator shall have the right to withhold an appropriate number of shares of Common Stock (based on the fair market value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company or its plan administrator to satisfy all tax withholding obligations.

          The Company or its plan administrator may postpone the time of delivery of certificate(s) for shares of Common Stock for such additional time as the Company or its plan administrator shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Common Stock may be listed, or the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.

          The issuance of the shares of Common Stock subject hereto and issuable upon the exercise of this Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of the Company's counsel, required to comply with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the certificate(s) representing such shares shall, if it is deemed advisable by the Company's counsel, bear a legend to such effect.

          If, upon tender of delivery of the number of shares of Common Stock specified in the Notice, the Optionee fails to accept delivery of and pay, or have made arrangements, satisfactory to the Committee, for payment, for all or any part thereof, the Optionee's right to exercise this Option with respect to such unaccepted and unpaid for shares may be terminated by the Company.

          During the Optionee's lifetime, this Option shall be exercisable only by the Optionee (except as otherwise provided below), and neither this Option nor any right hereunder shall be assignable or transferable otherwise than by will or the laws of descent and distribution (as provided below), or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Optionee, and it shall become null and void.

          Subject to the terms of the Plan, if, prior to the Termination Date, the Optionee ceases to be employed by the Company or any of its direct or indirect subsidiaries, otherwise than by reason of the Optionee's death or disability (as defined below), as set forth below, then this Option shall be exercisable as follows:

          (i) in the case of involuntary termination of employment with the Company or any of its direct or indirect subsidiaries, other than for cause or by reason of Optionee's death or disability (as defined below), Optionee will ninety (90) days from the date of termination (or such other applicable period as may be specified in the Plan) to exercise this Option to the extent that this Option shall have been exercisable at the date of termination of employment; provided that no such extended exercisability period shall extend beyond the Termination Date, if earlier;

          (ii) in the case of termination of employment with the Company or any of its direct or indirect subsidiaries for cause, this Option shall terminate immediately upon such termination of employment;

          (iii) in the case of voluntary termination by Optionee of employment with the Company or any of its direct or indirect subsidiaries, Optionee shall have thirty (30) days from the date of termination (but such period shall not extend beyond the Termination Date of this Option, if earlier) to exercise this Option to the extent that this Option shall have been exercisable at the date of termination of employment; and

          (iv) if Optionee retires from the Company or any of its direct or indirect subsidiaries upon reaching the age of 62 or thereafter, Optionee shall be entitled to exercise this Option to the extent that this Option shall have been exercisable on the date of retirement for a period up to and including the Termination Date, but there will be no additional vesting of this Option beyond the retirement date.

          In the event of the Optionee's death prior to the Termination Date, and while the Optionee is employed by the Company or a direct or indirect subsidiary thereof, this Option shall immediately become fully exercisable and may be exercised within one year after the date of the Optionee's death by the person(s) to whom the right passes pursuant to the following sentence, but in no event may this Option be exercised later than the Termination Date. All rights with respect to this Option, including the right to exercise it, shall pass in the following order: (a) to such person(s) as the Optionee may designate in a writing duly delivered to the Company (in the form available from the Company for such purpose), or, in the absence of such a designation, then (b) to the Optionee's estate (the Option to be exercised by the legal representative).

          In the event that the Optionee, prior to the Termination Date, ceases to be employed by the Company or a direct or indirect subsidiary thereof because the Optionee is deemed by the Company to be disabled, this Option shall immediately become fully exercisable and may be exercised by the Optionee, if legally competent, or by a committee or other legally designated guardian or representative if the Optionee is legally incompetent, within one year after the date the Optionee ceases to be employed by the Company or a direct or indirect subsidiary thereof as a result of such disability, but in no event may this Option be exercised later than the Termination Date. For purposes of this Option, the Optionee shall be deemed by the Company to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than one year. The Optionee shall not be considered to be disabled unless the Optionee or the Optionee's representative furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Committee, and unless such proof shall be satisfactory to the Committee. The determination by the Committee with respect to the existence of such disability shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

          In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally the number of shares of Common Stock covered by this Option and the Option Price thereof. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may authorize the assumption of this Option or the substitution of a new stock option for this Option, whether or not in a transaction to which
Section 424(a) of the Internal Revenue Code of 1986, as amended from time to time, applies. The judgment of the Committee with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

          Neither the Optionee nor any person or persons entitled to exercise the Optionee's rights under this Option in accordance herewith shall have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to this Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of this Option as provided herein.

          Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 951 Yamato Road, Boca Raton, Florida 33431, attention of the Committee, c/o the Company's Secretary, and shall become effective when received by the Secretary. All notices to the Optionee or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address shown in the records of the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.

          Neither the adoption of the Plan nor the granting of this Option confers on the Optionee any right to continued employment by or association with the Company (or any of its direct or indirect subsidiaries) or in any way interferes with or alters the Company's (and its direct and indirect subsidiaries') right to terminate such employment or association at any time, with or without cause, and without liability therefor. This Option shall not be deemed a part of the Optionee's regular, recurring compensation, if any, for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

          This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.

          IN WITNESS WHEREOF, SENSORMATIC ELECTRONICS CORPORATION has caused this Option to be executed by its officers, thereunto duly authorized, as of the ____ day of ____________, 20__.

                                         SENSORMATIC ELECTRONICS CORPORATION



                                         By:
                                            -------------------------------
                                            Per-Olof Loof
                                            President and Chief Executive
                                            Officer


ATTEST:



______________________________
  Karen Weintraub
  Manager Corporate Compensation